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                                                                     EXHIBIT 1.1


                                  $250,000,000

                   KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.

                     7.750% SENIOR UNSECURED NOTES DUE 2012

                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                               February 15, 2002

Banc of America Securities LLC
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina  28255

Salomon Smith Barney Inc.
388 Greenwich Street, 34th Floor
New York, New York 10013
As Representatives of the Underwriters

Ladies and Gentlemen:

      Kaneb Pipe Line Operating Partnership, L.P., a Delaware limited partnership (the "Partnership"), proposes to sell $250,000,000 aggregate principal amount of the Partnership's 7.750% Senior Unsecured Notes due 2012 (the "Notes") to the Underwriters named in Schedule I hereto (the "Underwriters"). The Notes are to be issued pursuant to an Indenture dated on or about February 21, 2002, as amended by First Supplemental Indenture (as so amended and supplemented) (the "Indenture") between the Partnership and JPMorgan Chase Bank, as Trustee (the "Trustee"), which establishes the form and terms of the Notes pursuant to Section 2.01 of the Indenture. To the extent there are no additional underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

      Each of the Partnership and Kaneb Pipe Line Company LLC, a Delaware limited liability company and the general partner of the Partnership (the "General Partner") wishes to confirm as follows its agreement with you (the "Representatives") and the other Underwriters, if any, on whose behalf you are acting, in connection with the several purchases of the Notes by the Underwriters. The Partnership, the General Partner, Kaneb Pipe Line Partners, L.P., a Delaware limited partnership (the "Parent Partnership"), Support Terminals Operating Partnership, L.P., a Delaware limited partnership ("STOP"), Support Terminal Services, Inc., a Delaware corporation ("STS"), StanTrans, Inc., a Delaware corporation ("STI"), StanTrans Holding, Inc., a Delaware corporation ("STH"), StanTrans Partners, L.P., a Delaware limited partnership ("STP"), ST/Center Terminal LLC, a Delaware limited liability company ("STC"), ST Linden Terminal LLC, a Delaware limited liability company ("STL"), ST Services Limited, a United Kingdom corporation ("STK"), ST Eastham Limited, a United Kingdom corporation ("STE") and Shore Terminals LLC, a Delaware limited liability company ("Shore"), (STOP, STS, STI, STH, STP, STL, STC, STK, STE and Shore are collectively referred to herein as the "Operating

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Entities", and individually referred to herein as an "Operating Entity"), are sometimes collectively referred to herein as the "Companies".

      1. REGISTRATION STATEMENT AND PROSPECTUS. The Partnership has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on form S-3 (Registration No. 333-71638) under the Act (the "registration statement"), including a prospectus subject to completion relating to the Notes. Such registration statement has been declared effective by the Commission. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed with the Commission and must be declared effective before the offering of the Notes may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If it is contemplated, at the time this Agreement is executed, that a registration statement will be filed pursuant to Rule 462(b) under the Act before the offering of the Notes may commence, the term "Registration Statement" as used in this Agreement includes such registration statement. "Basic Prospectus" means the prospectus in the form included in the Registration Statement at the time that the Registration Statement was declared effective or in the form in which it has been most recently filed with the Commission on or prior to the date of this Agreement. "Preliminary Prospectus" means any preliminary prospectus supplement to the Basic Prospectus, together with the Basic Prospectus, that describes the Notes and the offering thereof, is filed pursuant to Rule 424(b) under the Act and is used prior to the filing of the Final Prospectus. "Final Prospectus" means the prospectus supplement relating to the Notes and the offering thereof that is first filed pursuant to Rule 424(b) under the Act after the date and time this Agreement is executed and delivered by the parties hereto, together with the Basic Prospectus.

      All references in this Agreement to financial statements and schedules and other information that is "contained", "included" or "stated" in the registration statement, the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the registration statement, Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus, as the case may be. Any reference in this Agreement to the registration statement, the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "Exchange Act") which, upon filing, are

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incorporated by reference therein, as required by paragraph (b) of Item 12 of
Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Final Prospectus, or any amendment or supplement thereto.

      2. REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP AND THE GENERAL PARTNER. Each of the Partnership and the General Partner represents and warrants to each Underwriter that:

            (a) The Basic Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, and the Preliminary Prospectus and the Final Prospectus filed pursuant to Rule 424(b) under the Act, complied when so filed in all material respects with the provisions of the Act and the Trust Indenture Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the statements made in such documents within the coverage of Rule 175(b) under the Act were made with a reasonable basis and in good faith. The Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder.

            (b) The Partnership and the offering of the Notes contemplated by this Agreement meet the requirements for using Form S-3 under the Act and the Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Act. The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the statements made or to be made in such documents within the coverage of Rule 175(b) under the Act were made or will be made with a reasonable basis and in good faith; provided however that neither the Partnership nor the General Partner makes any representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or
      (ii) the information contained in or omitted from the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus in reliance upon and in conforming with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto). The Partnership has not received any order of the Commission preventing or suspending the use of the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus.

            (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conform or conformed in all material respects with the requirements of the Exchange Act, any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be

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      stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

            (d) The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), with partnership power and authority to own or lease its properties and conduct its business in each case as described in the Prospectus, and is duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of the States of Colorado, Iowa, Kansas, Nebraska, North Dakota, Oregon, South Dakota, Texas, Washington and Wyoming, and there are no other jurisdictions in which the failure so to qualify or register would subject it to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of the General Partner or the Parent Partnership or the Partnership and the Operating Entities considered as a whole or would subject the limited partners of the Partnership to any material liability or disability.

            (e) The Parent Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Act, with partnership power and authority to own or lease its properties and conduct its business in each case as described in the Final Prospectus and the Incorporated Documents, and is duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of the State of Texas, and there are no other jurisdictions in which the failure so to qualify or register would subject it to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of the General Partner or the Parent Partnership or the Partnership and the Operating Entities considered as a whole or would subject the limited partners of the Parent Partnership or the Partnership to any material liability or disability.

            (f) Each of the Operating Entities that is a limited partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Act, with partnership power and authority to own or lease its properties and conduct its business as described in the Final Prospectus and is duly qualified or registered as a foreign limited partnership for the transaction of business the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or registration, other than any jurisdiction in which the failure so to qualify or register would not subject it to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of the General Partner or the Parent Partnership or the Partnership and the Operating Entities considered as a whole or would subject the limited partners of the Parent Partnership or the Partnership to any material liability or disability.

            (g) The General Partner is the sole general partner of the Parent Partnership with a general partner interest in the Parent Partnership of 1/99th; such general partner interest is duly authorized by the Amended and Restated Agreement of Limited Partnership dated as of July 23, 1998 (the "Parent Partnership Agreement"), and was validly issued to the General Partner and is fully paid; the General Partner owns such general partner interest free and clear of any lien, adverse claim, security interest, equity, or other encumbrance.

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            (h) The General Partner is the sole general partner of the
      Partnership with a general partner interest in the Partnership of 1%; such general partner interest is duly authorized by the Amended and Restated Agreement of Limited Partnership dated as of September 27, 1989 (the "Partnership Agreement"), by and between the General Partner and the Partnership, and was validly issued to the General Partner and is fully paid; and the General Partner owns such general partner interest free and clear of any lien, adverse claim, security interest, equity, or other encumbrance.

            (i) STS is the sole general partner of STOP with a general partner interest in STOP of 1%; such general partner interest is duly authorized by the Agreement of Limited Partnership of STOP dated as of February 10, 1993 (the "STOP Partnership Agreement"), by and between STS and the Partnership, and was validly issued to STS and is fully paid; and STS owns such general partner interest free and clear of any lien, adverse claim, security interest, equity, or other encumbrance.

            (j) STI is the sole general partner of STP with a general partner interest in STP of 1%; such general partner interest is duly authorized by the Agreement of Limited Partnership of STP dated as of March 11, 1996 (the "STP Partnership Agreement" and, together with the Partnership Agreement, the Parent Partnership Agreement and the STOP Partnership Agreement, the "Partnership Agreements"), by and between STI and STH, and was validly issued to STI and is fully paid; and STI owns such general partner interest free and clear of any lien, adverse claim, security interest, equity, or other encumbrance.

            (k) The Parent Partnership is the sole limited partner of the Partnership, with a limited partner interest in the Partnership of 99%; such limited partner interest is authorized by the Partnership Agreement, has been validly issued and is fully paid and non-assessable; and the Parent Partnership owns such limited partner interest in the Partnership free and clear of any lien, adverse claim, security interest, equity, or other encumbrance.

            (l) The Partnership is the sole limited partner of STOP, with a limited partner interest in STOP of 99%; such limited partner interest is authorized by the STOP Partnership Agreement, has been validly issued and is fully paid and non-assessable; and the Partnership owns such limited partner interest in STOP free and clear of any lien, adverse claim, security interest, equity, or other encumbrance.

            (m) STH is the sole limited partner of STP, with a limited partner interest in STP of 99%; such limited partner interest is authorized by the STP Partnership Agreement, has been validly issued and is fully paid and non-assessable; and STH owns such limited partner interest free and clear of any lien, adverse claim, security interest, equity, or other encumbrance.

            (n) The General Partner and each of the Operating Entities that is a United States or foreign corporation or limited liability company has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with corporate or limited liability company, as the case may be, power and authority to own or lease its properties, to conduct its business and (in the case of the General Partner) to act as general partner of the Partnership and the Parent Partnership and (in the case of STS) to act as general partner of STOP and (in the case of STI) to

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      act as general partner of STP, in each case as described in the Final
      Prospectus and the Incorporated Documents, and is duly qualified or registered as a foreign corporation or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification or registration, other than any jurisdiction in which the failure so to qualify or register would not subject it to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of the General Partner or the Parent Partnership or the Partnership and the Operating Entities considered as a whole or would subject the limited partners of the Parent Partnership or the Partnership to any material liability or disability.

            (o) All of the issued and outstanding shares of capital stock of each of the General Partner, STS, STI, STH, STK and STE have been duly authorized and validly issued and are fully paid and non-assessable and are free of any preemptive or similar rights; all of the issued and outstanding shares of capital stock of the General Partner are owned by Kaneb Services LLC ("KS"), free and clear of any lien, adverse claim, security interest, equity, or other encumbrance; all of the issued and outstanding shares of capital stock of STS, STI, STH, STK and STE are owned directly or indirectly by the Partnership, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance, except as described in the Preliminary Prospectus and the Final Prospectus.

            (p) All of the issued and outstanding member interests of each of STL and STC have been duly authorized and validly issued and are fully paid and non-assessable and are free of any preemptive or similar rights; STOP owns a 50% managing member interest in each of STL and STC, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance.

            (q) All of the issued and outstanding member interests of Shore have been duly authorized and validly issued and are fully paid and non-assessable and are free of any preemptive or similar rights and free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

            (r) Each of the Partnership Agreements has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of the parties thereto, enforceable against the parties thereto in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

            (s) All the Partnership's subsidiaries (collectively, the "Subsidiaries") are listed in an exhibit to the Parent Partnership's Annual Report on Form 10-K, for the year ended December 31, 2000 which is incorporated by reference into the Registration Statement except for STC which was not listed as a subsidiary on the exhibit to such Annual Report. The Partnership has no Subsidiaries other than the Operating Entities.

            (t) The Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Partnership in accordance with its terms (subject as to

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      enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Partnership entitled to the benefits of the Indenture. The Indenture and the Notes conform, in all material respects, to the descriptions thereof contained in the Final Prospectus.

            (u) There are no legal or governmental proceedings pending or, to the knowledge of the Partnership or the General Partner, threatened against any of the Companies, or to which any of the Companies, or to which any of their respective properties is subject that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the Indenture or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse effect on the condition, prospects, earnings, business or properties of the Companies, whether or not arising from transactions in the ordinary course of business, that are required to be described in the Registration Statement or the Final Prospectus but are not therein described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Final Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act.

            (v) None of the Companies (i) is in violation of its partnership agreement, certificate or articles of incorporation, bylaws, member agreement, or other organizational documents, as the case may be, or (ii) is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to any of the Companies or of any decree of any court or governmental agency or body having jurisdiction over any of the Companies, which violation would subject any of them to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of the General Partner or the Parent Partnership or the Partnership and the Operating Entities considered as a whole or would subject the limited partners of the Parent Partnership or the Partnership to any material liability or disability, or in default in any respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which any of the Companies is a party or by which any of them or any of their respective properties may be bound which default would subject any of them to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of the General Partner or the Parent Partnership or the Partnership and the Operating Entities considered as a whole or would subject the limited partners of the Parent Partnership or the Partnership to any material liability or disability.

            (w) Neither the issuance and sale of the Notes, the execution, delivery or performance of this Agreement by the Partnership or the General Partner nor the consummation by the Partnership or the General Partner of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court,

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      regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Notes under the Act and the Trust Indenture Act which have been or will be effected in accordance with this Agreement and except as may be required for compliance with the securities or Blue Sky laws of various jurisdictions) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the Partnership Agreement, the certificate or articles of incorporation, bylaws, member agreement, or other organizational documents, as the case may be, of any of the Companies, or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any material agreement, indenture, lease, loan agreement and credit facilities or other material instrument to which any of the Companies is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to any of the Companies or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Companies pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

            (x) The accountants, KPMG LLP and Arthur Andersen LLP, who have certified or shall certify the financial statements audited by it included or incorporated by reference in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

            (y) The historical financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto), present fairly (i) the consolidated financial position, results of operations and cash flows of the Partnership and the Operating Entities, and (ii) the financial position of the General Partner and the Parent Partnership, in each case on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Partnership and the Operating Entities, the Parent Partnership and the General Partner, as the case may be. The pro forma financial data included in the Final Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the proposed acquisition of the terminating subsidiaries of Statia Terminals Group N.V. and the other transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma data included in the Final Prospectus. The pro forma financial data included in the Final Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of this data.

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            (z) The execution and delivery of, and the performance by each of the Partnership and the General Partner of its obligations under this Agreement have been duly and validly authorized by each of the Partnership and the General Partner, as the case may be, and this Agreement has been duly executed and delivered by each of the Partnership and the General Partner and constitutes the valid and legally binding agreement of each of the Partnership and the General Partner, enforceable against each of the Partnership and the General Partner in accordance with its terms, except
      (i) as rights to indemnification and contribution hereunder may be limited by federal or state securities laws and (ii) as to enforcement generally may be subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

            (aa) Except as disclosed in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), none of the Companies has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the limited partners of the Parent Partnership and the General Partner or to the Parent Partnership or the Partnership and the Operating Entities taken as a whole, and there has not been any change in the capital stock, member interests or partner's capital, or material increase in the short-term debt or long-term debt, of any of the Companies, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the financial condition, business, properties, net worth or results of operations of the General Partner or the Parent Partnership or the Partnership and the Operating Entities taken as a whole or which is material to the limited partners of the Parent Partnership or the Partnership.

            (bb) Each of the Companies has good and marketable title to all property (real and personal) described in the Final Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described or referred to in the Registration Statement and the Final Prospectus or in a document filed as an exhibit to the Registration Statement or except as do not materially interfere with the ownership or benefits of ownership of such property, taken as a whole, provided that with respect to the Transmission Assets (defined as all pipelines, easements, rights of way, leases and appurtenant facilities for the transmission and distribution of refined petroleum products), the Partnership has sufficient title to enable it to use the Transmission Assets in its business and that any lack of title has not had, and to their best knowledge, will not have any material adverse effect on the Partnership's ability to use the Transmission Assets, and all the property described in the Final Prospectus as being held under lease by each of the Companies is held by it under valid, subsisting and enforceable leases.

            (cc) Except as disclosed in the Registration Statement and the Final Prospectus and except as would not, individually or in the aggregate, result in a liability or disability that is material to the financial condition, business, properties, net worth or results of operations of the General Partner or the Parent Partnership or the Partnership and the Operating Entities considered as a whole or would subject the limited partners of the Parent Partnership or the Partnership to any material liability or disability, (i) neither the Partnership nor any of the Operating Entities is in violation of any federal, state, local or foreign statute, law, rule,

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      regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) neither the Partnership nor any of the Operating Entities fails to possess any permit, authorization or approval required under any applicable Environmental Laws or to be in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Partnership or any of the Operating Entities, and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order or claim for cost recovery, contribution, natural resource damages, clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Partnership or any of the Operating Entities relating to Hazardous Materials or any Environmental Laws.

            (dd) None of the Companies has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Notes, will distribute any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the Basic Prospectus, the Preliminary Prospectus and the Final Prospectus or other materials, if any, permitted by the Act.

            (ee) Each of the Companies has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Final Prospectus, subject to such qualifications as may be set forth in the Final Prospectus, the lack of which would subject it to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of the General Partner or the Parent Partnership or the Partnership and the Operating Entities considered as a whole or would subject the limited partners of the Parent Partnership or the Partnership to any material liability or disability; each of the Companies has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Final Prospectus, the revocation or termination of which would subject any of them to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of the General Partner or the Parent Partnership or the Partnership and the Operating Entities considered as a whole or would subject the limited partners of the Parent Partnership or the Partnership to any material liability or disability; and, except as described in the Final Prospectus, none of such permits contains any restriction that is materially burdensome to any of the Companies.

            (ff) The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (gg) No more than ten percent of the net proceeds from the sale of the Notes are intended to be or will be paid to members of the National Association of Securities Dealers or associated or affiliated persons of such members, or members of the immediate family of such members.

            (hh) Each of the Companies has filed all tax returns required to be filed, the failure of which to file would subject any of them to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of the General Partner or the Parent Partnership or the Partnership and the Operating Entities considered as a whole or would subject the limited partners of the Parent Partnership or the Partnership to any material liability or disability, which returns are complete and correct, and none of the Companies is in default in the payment of any taxes which were due and payable pursuant to said returns or any assessments with respect thereto, which default would subject any of them to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of the General Partner or the Parent Partnership or the Partnership and the Operating Entities considered as a whole or would subject the limited partners of the Parent Partnership or the Partnership to any material liability or disability.

            (ii) No holder of any interest in or security of the Partnership or any other person has any right to require registration of units or any other partnership interest in or other security of the Partnership or the Parent Partnership because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

            (jj) Each of the Companies owns or possesses all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Final Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and neither the Partnership nor the General Partner is aware of any claim to the contrary or any challenge by any other person to the rights of any of the Companies with respect to the foregoing.

            (kk) None of the Companies is, or as of the Closing Date will be, an "Investment Company" as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), or subject to regulation under the Investment Company Act.

            (ll) None of the Companies is a "public utility company" or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Company Act of 1935, as amended; none of the Companies is subject to regulation under the Public Utility Holding Company Act of 1935, as amended.

            (mm) For all taxable years beginning before December 31, 1996, the General Partner had (excluding its interests in the Parent Partnership and the Partnership and any notes or receivables due from the Partnership) a net worth of at least $5 million.

            (nn) For all taxable years beginning before December 31, 1996, STS had (excluding its interests in STOP and any notes or receivables due from STOP) a net worth of at least $5 million.

            (oo) For each taxable year of the Partnership and the Parent Partnership, less than 10% of the gross income of the Partnership and the Parent Partnership, respectively, has been derived from sources other than
      (i) the exploration, development, production, processing, refining, transportation or marketing of any mineral or natural resource, including oil, gas or products thereof, or (ii) other items of qualifying income within the meaning of Section 7704(d) of the Code.

            (pp) Except as described in the Final Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership, the Parent Partnership or any Operating Entity pursuant to any agreement or other instrument to which the Partnership, the Parent Partnership or any Operating Entity is a party or by which any one of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Notes as contemplated by this Agreement gives rise to any rights for or relating to the registration of any other securities of the Partnership, the Parent Partnership or any Operating Entity, except such rights as have been waived or satisfied. The Notes, when issued and delivered against payment therefor as provided herein, will conform in all material respects to the description thereof contained in the Final Prospectus.

            (qq) None of the Companies has sustained since the date of the latest audited financial statements included in the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Final Prospectus.

            (rr) No labor dispute by the employees of any of the Companies exists or, to the knowledge of the Companies, is imminent, which might reasonably be expected to subject any of them to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of the General Partner or the Parent Partnership or the Partnership and the Operating Entities considered as a whole.

            (ss) The Companies maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Companies has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

            (tt) No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary's capital stock, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary's property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Final Prospectus.

            (uu) The execution and delivery of and performance by KS of the letter from KS to the Partnership dated February 12, 2002, respecting KS's agreement, upon the request of the Partnership, to purchase up to $15 million of outstanding 11 3/4% first mortgage notes of Statia Terminals International N.V. has been duly and validly authorized by KS and constitutes the valid and legally binding agreement of KS enforceable against KS in accordance with its terms except as to enforcement generally may be subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

      3. AGREEMENTS TO SELL AND PURCHASE. The Partnership hereby agrees, subject to all the terms and conditions set forth herein, to sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Partnership and the General Partner herein contained and subject to all the terms and conditions set forth herein, each Underwriter, severally and not jointly, agrees to purchase from the Partnership, at a purchase price of 99.350% of the principal amount thereof, Notes in the amount set forth opposite the name of such Underwriter in Schedule I hereto.

      4. TERMS OF PUBLIC OFFERING. It is understood that the Underwriters propose to offer the Notes for sale to the public as set forth in the Final Prospectus.

      5. DELIVERY OF THE NOTES AND PAYMENT THEREFOR. Delivery of and payment for the Notes shall be made by 10:00 A.M., New York City time, on February 21, 2002 or at such time or such later date not more than three business days after the foregoing date as the Underwriters may elect (the "Closing Date"). The other documents to be delivered at the Closing Date by or on behalf of the parties hereto shall be delivered at such time and date at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas 77002. The place of closing for the Notes and the Closing Date may be varied by agreement between you and the Partnership. Delivery of the Notes shall be made through the facilities of the Depository Trust Company ("DTC") unless the Underwriters otherwise instruct.

      6. AGREEMENTS OF THE PARTNERSHIP AND THE GENERAL PARTNER. Each of the Partnership and the General Partner agrees with the Underwriters as follows:

            (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Notes may commence, the Partnership will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

            (b) Prior to the end of the period of time referred to in the second sentence of paragraph (f) below, the Partnership will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Notes for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) of any change in any of the Companies' financial condition, business, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement, the Preliminary Prospectus or the Final Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement, the Preliminary Prospectus or the Final Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Preliminary Prospectus or the Final Prospectus (as then amended or supplemented) to comply with the Act, the Exchange Act or any other applicable securities laws. If at any time prior to the end of the period of time referred to in the second sentence of paragraph (f) below, the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Partnership will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

            (c) The Partnership will furnish to you, without charge (i) three copies of the manually signed copy of the Registration Statement corresponding to the EDGAR version as filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may reasonably request, and (iv) such number of copies of the exhibits to the Incorporated Documents as you may reasonably request.

            (d) Prior to the end of the period of time referred to in the second sentence of paragraph (f) below, the Partnership will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or any Rule 462(b) Registration Statement or file any document which, upon filing becomes an Incorporated Document, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall reasonably object.

            (e) Prior to the execution and delivery of this Agreement, the Partnership has delivered to you, without charge, in such quantities as you have reasonably requested, copies of each form of the Preliminary Prospectus, if any. The Partnership consents to the use, so long as such use by the Underwriters and by dealers is in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the

      Underwriters and by dealers, prior to the date of the Final Prospectus, of each Preliminary Prospectus so furnished by the Partnership.

            (f) The Partnership shall cause the Final Prospectus to be filed pursuant to, and in compliance with, Rule 424(b) under the Act. As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Partnership will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Final Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Partnership consents to the use of the Final Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Underwriters and by all dealers to whom Notes may be sold, both in connection with the offering and sale of the Notes and for such period of time thereafter as the Final Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Partnership or in the opinion of counsel for the Underwriters is required to be set forth in the Final Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Final Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Partnership will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Partnership and you, as Underwriters, agree that the Final Prospectus should be amended or supplemented, the Partnership, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

            (g) The Partnership will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Notes for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

            (h) The Partnership will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which shall satisfy the provisions of Section 11(a) of the Act.

            (i) During the period of five years hereafter, the Partnership will furnish to you (i) as soon as available, a copy of each report of the Partnership mailed to unitholders or filed with the Commission, and (ii) from time to time such other information concerning the Partnership as you may request.

            (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second sentence of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Partnership or the General Partner to comply with the terms or fulfill any of the conditions of this Agreement, the Partnership and the General Partner, jointly and severally, agree to reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by them in connection herewith.

            (k) The Partnership will not, without the prior written consent of Banc of America Securities LLC and Salomon Smith Barney Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Partnership (other than the Notes) or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement.

            (l) Except as stated in this Agreement and in the Preliminary Prospectus and the Final Prospectus, the Partnership and the General Partner have not taken, nor will they take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

            (m) The Partnership will apply the net proceeds from the sale of the Notes substantially in accordance with the description set forth in the Final Prospectus.

            (n) The Partnership, during the period of time referred to in the second sentence in paragraph (f) above, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

      7. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Notes hereunder are subject to the following conditions:

            (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post effective amendment thereto to be declared effective before the offering of the Notes may commence, the Registration Statement or such post-effective amendment shall have become effective not later than (i) 6:00 P.M., New York City time, on the date of determination of the public offering price if such determination occurred at or prior to 3:00 P.M. New York City time on such date or (ii) 9:30 A.M. New York City time on the Business Day following the day on which the public offering price was determined if such determination occurred after 3:00 P.M. New York City time, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rule 424 under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Partnership, the General Partner, or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Final Prospectus or otherwise) shall have been complied with to your satisfaction.

            (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the financial condition, business, properties, net worth, or results of operations of the Companies not contemplated by the Final Prospectus, which in your opinion, as Representatives of the Underwriters, would materially, adversely affect the market for the Notes, or (ii) any event or development relating to or involving any of the Companies or any officer or director of the General Partner which makes any statement made in the Prospectus untrue or which, in the opinion of the Partnership and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Final Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Final Prospectus to reflect such event or development would, in your opinion, as Representatives of the Underwriters, adversely affect the market for the Notes.

            (c) You shall have received on the Closing Date, an opinion of Fulbright & Jaworski L.L.P., special counsel for the Partnership and the General Partner, dated the Closing Date and addressed to you, as Underwriters, substantially in the form of EXHIBIT A attached hereto. In addition, such special counsel shall have furnished to you their written opinion, dated such Closing Date, in form and substance satisfactory to you in your reasonable judgment, with respect to the legal conclusions described in the Final Prospectus under the caption "Federal Income Tax Considerations."

            (d) You shall have received on the Closing Date, an opinion of Michael B. Glazer, special corporate counsel for the Partnership and the General Partner, dated the Closing Date and addressed to you, as Underwriters, substantially in the form of EXHIBIT B attached hereto.

            (e) You shall have received on the Closing Date an opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the Closing Date and addressed to you, as Underwriters, with respect to the matters referred to in clauses 1, 13, 14, and 15 (but only with respect to the Registration Statement and the Final Prospectus and any supplements or amendments thereto) and the first paragraph following clause 23 of EXHIBIT A and such other related matters as you may reasonably request.

            (f) You shall have received letters addressed to you, as Underwriters, and dated the date hereof and the Closing Date from KPMG LLP and Arthur Andersen LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

            (g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Companies, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the partnership interests, member interests or capital stock of the Companies nor any material increase in the short term or long term debt of the Companies (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Final Prospectus (or any amendment or supplement thereto), any material adverse change in the financial condition, business, properties, net worth or results of operations of the General Partner or the Partnership and the Operating Entities taken as a whole; (iv) none of the Companies shall have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the limited partners of the Partnership, or the General Partner or the Partnership and the Operating Entities, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Partnership and the General Partner contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received certificates, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the General Partner for and on behalf of the General Partner and the Partnership (or such other officers as are acceptable to you), to the effect set forth in this Section 7(g) and in Section 7(h) hereof.

            (h) None of the Partnership or the General Partner shall have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

            (i) Subsequent to the date of this Agreement, there shall not have been any decrease in the rating of any of the Partnership's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in such rating that does not indicate the direction of the possible change.

            (j) Each of the Partnership and the General Partner shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested that are customary in closing transactions of the nature contemplated by this Agreement. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel. Any certificate or document signed by any officer of the General Partner, for its own account or on behalf of the Partnership and delivered to you pursuant to the terms or requirements of this Agreement, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Partnership and the General Partner to each Underwriter as to the statements made therein.

8.    INDEMNIFICATION AND CONTRIBUTION.

            (a) Each of the Partnership and the General Partner, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Final Prospectus or the Registration Statement or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Partnership by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any director, officer, employee, agent or controlling person of such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Notes by such Underwriter to any person if a copy of the Final Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Prospectus was corrected in the Final Prospectus, provided that the Partnership has complied with Section 6(f) of this Agreement. The foregoing indemnity agreement shall be in addition to any liability which the Partnership or the General Partner may otherwise have.

            (b) If any action, suit or proceeding shall be brought against any Underwriter, any director, officer, employee or agent of any Underwriter or any person controlling any Underwriter in respect of which indemnification may be sought against the Partnership or the General Partner, such Underwriter or such director, officer, employee, agent or controlling person shall promptly notify the Partnership, and the Partnership and the General Partner shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such director, officer, employee, agent or controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such director, officer, employee, agent or controlling person unless (i) the Partnership and the General Partner have agreed in writing to pay such fees and expenses, (ii) the Partnership and the General Partner have failed to assume the defense and employ counsel, or
      (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such director, officer, employee, agent or controlling person and the Partnership or the General Partner and such Underwriter or such director, officer, employee, agent or controlling person shall have been advised by its counsel that representation of such indemnified party and the Partnership or the General Partner by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Partnership and the General Partner shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Partnership and the General Partner shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters, directors, officers, employees, agents and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Banc of America Securities LLC and Salomon Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Partnership and the General Partner shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, each of the Partnership and the General Partner jointly and severally, agrees to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

            (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Partnership and the General Partner, the directors of the General Partner, the officers of the General Partner who sign the Registration Statement, and any person who controls the Partnership or the General Partner within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Partnership and the General Partner to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement or the Final Prospectus or the Preliminary Prospectus or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Partnership or the General Partner, any of the directors of the General Partner, any such officer of the General Partner, or any such controlling person based on the Registration Statement or the Final Prospectus or the Preliminary Prospectus or any amendment or supplement thereto, and in respect of which indemnification may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Partnership and the General Partner by paragraph (b) above (except that if the Partnership or the General Partner shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Partnership and the General Partner, the directors of the General Partner, any such officer of the General Partner, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

            (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership and the General Partner on the one hand and the Underwriters on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership and the General Partner on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Partnership and the General Partner on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault of the Partnership and the General Partner on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership and the General Partner on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, including, with respect to any Underwriter, the extent to which any such loss, claim, damage or liability arises from the sale of Notes by such Underwriter to any person if a copy of the Final Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Prospectus was corrected in the Final Prospectus, provided that the Partnership has complied with Section 6(f) of this Agreement.

            (e) The Partnership, the General Partner and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
      Section 8 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Notes underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective amount of Notes set forth opposite their names in Schedule I hereto (or such numbers of Notes increased as set forth in Section 10 hereof) and not joint.

            (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

            (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this
      Section 8 and the representations and warranties of the Partnership and the General Partner set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, any director, officer, employee or agent of any Underwriter or any person controlling any Underwriter, the Partnership or the General Partner, the directors of the General Partner or officers of the General Partner, or any person controlling the Partnership or the General Partner, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, any director, officer, employee or agent of any Underwriter or any person controlling any Underwriter, or to the Partnership or the General Partner, directors or officers of the General Partner, or any person controlling the Partnership or the General Partner, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8. The term "successor" as used in this Agreement shall not include a purchaser from any Underwriter of any Notes in his status as such purchaser.

      9. EXPENSES. Each of the Partnership and the General Partner, jointly and severally, agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Partnership and the General Partner of any of their obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp taxes in connection with the original issuance and sale of the Notes; (iv) the reproduction and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) the listing of the Notes on the New York Stock Exchange; (vi) the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 6(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of the

Partnership's, the General Partner's or any Operating Entities' representatives in connection with presentations to prospective purchasers of the Notes; (ix) the fees and expenses of the Partnership's and General Partner's accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership and the General Partner; (x) the fees and expenses of the Trustee under the Indenture and (xi) any fees payable to DTC. It is understood, however, that, except as provided in Section 6(j), Section 8 and this Section 9 hereof, the Underwriters will pay all of their own costs and expenses associated with the offering of the Notes, including the fees of their counsel, transfer taxes on resale of any of the Notes by them.

      10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective:
(i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Notes may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Partnership, by notifying you, or by you as Underwriters, by notifying the Partnership. If any one or more of the Underwriters shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder, and the aggregate number of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Notes, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Notes set forth opposite its name in Schedule I hereto bears to the aggregate number of Notes set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of each of Banc of America Securities LLC and Salomon Smith Barney Inc., to purchase the Notes which such defaulting Underwriter or Underwriters agreed, but failed or refused, to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Notes and the aggregate number of Notes with respect to which such default occurs is more than one-tenth of the aggregate number of Notes and arrangements satisfactory to you and the Partnership for the purchase of such Notes by one or more non-defaulting Underwriters or other party or parties approved by you and the Partnership are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Partnership. In any such case which does not result in termination of this Agreement, either you or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Final Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in
Schedule I hereto who, with your approval and the approval of the Partnership, purchases Notes which a defaulting Underwriter agreed, but failed or refused, to purchase. Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

      11. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination without liability on the part of any Underwriter to the Partnership or the General Partner by notice to the Partnership, if prior to the Closing Date, (i) trading in the Parent Partnership Units shall have been suspended by the Commission or the New York Stock

Exchange or trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited or minimum prices shall have been established on any such exchange or the Nasdaq National Market, (ii) a general moratorium on commercial banking activities in New York or Texas shall have been declared by either federal or state authorities, (iii) there shall have occurred any material disruption in securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to commence or continue the offering or delivery of the Notes as contemplated by the Final Prospectus (exclusive of any supplement thereto) or to enforce contracts for the resale of the Notes by the Underwriters. Notice of such termination may be given to the Partnership by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

      12. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside front cover, and the first, third, seventh, ninth, tenth and eleventh paragraphs under the caption "Underwriting" in the Preliminary Prospectus and in the Final Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 7(b) and 8 hereof.

      13. MISCELLANEOUS. Except as otherwise provided in Sections 6, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Partnership or the General Partner, at the office of the Partnership at 2435 N. Central Expressway, Suite 700, Richardson, Texas 75080 c/o Kaneb Pipe Line Company, Attention: Edward D. Doherty, Chairman of the Board; or (ii) if to you, as Representatives of the several Underwriters, care of Banc of America Securities LLC, Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North America 28255, attention: General Counsel and Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention General Counsel. This Agreement has been and is made solely for the benefit of the Underwriters, the Partnership, the Parent Partnership, the General Partner and the directors, officers, employees and agents of the Underwriters, the directors and officers of the General Partner, and the other controlling persons referred to in Section 8 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Notes in his status as such purchaser. As the National Association of Securities Dealers, Inc. ("NASD") views the Notes as interests in a direct participation program, each Underwriter agrees that it will offer the Notes in compliance with Rule 2810 of the NASD's Conduct Rules.

      14. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

      15. REPRESENTATIONS, AGREEMENTS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Partnership, the General Partner and its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 6(j) and 8 hereof shall survive the termination or cancellation of this Agreement. This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

      16. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

      Please confirm that the foregoing correctly sets forth the agreement between the Partnership, the General Partner and the Underwriters.

                              Very truly yours,

                              KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.

                              BY:  KANEB PIPE LINE COMPANY LLC,
                                   ITS GENERAL PARTNER

                                 By:  /s/ EDWARD D. DOHERTY
                                      ----------------------

                                 Name: Edward D. Doherty

                                 Title: Chairman of the Board


                              KANEB PIPE LINE COMPANY LLC

                                 By: /s/ EDWARD D. DOHERTY
                                     ------------------------

                                 Name: Edward D. Doherty

                                 Title:  Chairman of the Board

Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule I hereto.

BANC OF AMERICA SECURITIES LLC
SALOMON SMITH BARNEY INC.
AS REPRESENTATIVES OF THE UNDERWRITERS

By:   BANC OF AMERICA SECURITIES LLC

      By:   /s/ DAVID F. HUFF
          --------------------------------

      Name:  David F. Huff
            ------------------------------

      Title:      Principal
            ------------------------------


By:   SALOMON SMITH BARNEY INC.

      By:   /s/ JAMES HANSON
          --------------------------------

      Name:         James Hanson
            ------------------------------

      Title:      Vice President
            ------------------------------

                                    EXHIBIT A

                 FORM OF OPINION OF FULBRIGHT & JAWORSKI L.L.P.

      We have acted as special counsel to the Partnership and the General Partner in connection with the sale to you of the Notes pursuant to an Underwriting Agreement dated February 15, 2002 (the "Agreement"), among you, the Partnership and the General Partner. Capitalized terms used but not defined herein have the same meanings herein as such terms have in the Agreement. The opinions expressed herein are being furnished to you at the request of the Partnership pursuant to Section 6(c) of the Agreement.

      We have participated in the preparation of, and have examined, the Registration Statement on Form S-3 (Registration No. 333-71638) filed by the Partnership under the Securities Act of 1933, as amended (the "Act"), which became effective on October 22, 2001 (the "Effective Date"), and the Basic Prospectus and the Final Prospectus.

      We have also examined originals or copies of such partnership records of the Partnership, or limited liability company records of the General Partner, certificates and other communications of public officials, certificates of officers of the General Partner, and such other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the General Partner, certificates and other communications of public officials, and on the factual representations of the General Partner and the Partnership contained in the Agreement. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization, execution and delivery by the parties thereto, other than the Partnership and the General Partner, of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

      Based upon the foregoing, and subject to the limitations, qualifications, assumptions and exceptions stated herein, we are of the opinion that:

      1. Each of the Partnership, the Parent Partnership, STOP and STP has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Act, with partnership power and authority to own or lease its properties and conduct its business as described in the Final Prospectus;

      2. The General Partner is a limited liability company, duly organized and validly existing in good standing under the laws of the State of Delaware, with limited liability company power and authority to own or lease its properties, to conduct its businesses and to act as the general partner of the Partnership and the Parent Partnership, in each case as described in the Final Prospectus; all of the outstanding member interests of the General Partner have been duly authorized and validly issued; and all of the outstanding member interests of the General Partner are owned of record by KS, free and clear, to our knowledge, of any security interest, lien, encumbrance or adverse claim;

      3. Each of STH, STI and STS is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and to conduct its business as described in the Final Prospectus; all of the outstanding shares of capital stock of each of STH, STI and STS have been duly authorized and validly issued; and all of the outstanding shares of capital stock of STH are owned of record by STI, all of the outstanding shares of capital stock of STI are owned of record by STS and all of the outstanding shares of capital stock of STS are owned of record by the Partnership, in each case free and clear, to our knowledge, of any security interest, lien, encumbrance or adverse claim, except as described in the Final Prospectus or herein;

      4. The General Partner is the sole general partner of the Parent Partnership and the Partnership with a general partner interest in the Parent Partnership of 1/99th and a general partner interest in the Partnership of 1%; such general partner interests are duly authorized by the Parent Partnership Agreement and the Partnership Agreement, respectively, and are validly issued, and the General Partner to our knowledge beneficially owns such general partner interests free and clear, to our knowledge, of any security interest, lien, encumbrance or adverse claim, except as described in the Final Prospectus or herein;

      5. The Parent Partnership is the sole limited partner of the Partnership, with a limited partner interest of 99%; such limited partner interest is duly authorized by the Parent Partnership Agreement and is validly issued, fully paid and non-assessable; the Partnership to our knowledge beneficially owns such limited partner interest in the Parent Partnership free and clear, to our knowledge, of any security interest, lien, encumbrance or adverse claim;

      6. STS is the sole general partner of STOP with a general partner interest in STOP of 1%; such general partner interest is duly authorized by the STOP Partnership Agreement, is validly issued and STS to our knowledge beneficially owns such general partner interest free and clear, to our knowledge, of any security interest, lien, encumbrance, or adverse claim;

      7. The Partnership is the sole limited partner of STOP, with a limited partner interest of 99%; such limited partner interest is duly authorized by the STOP Partnership Agreement and is validly issued, fully paid and non-assessable; the Partnership to our knowledge beneficially owns such limited partner interest in STOP free and clear, to our knowledge, of any security interest, lien, encumbrance or adverse claim, except as described in the Final Prospectus or herein;

      8. Each of STL and STC is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware, with limited liability company power and authority to own or lease its properties and conduct its business as described in the Final Prospectus; all the outstanding member interests of STL and STC have been duly authorized and validly issued, are fully paid and non-assessable, and a 50% managing member interest in each of STL and STC is owned of record by STOP, free and clear, to our knowledge of any security interest, lien, encumbrance or adverse claim;

      9. STI is the sole general partner of STP with a general partner interest in STP of 1%; such general partner interest is duly authorized by the STP Partnership Agreement, is validly issued and STI to our knowledge beneficially owns such general partner interest free and clear, to our knowledge, of any security interest, lien, encumbrance, or adverse claim;

      10. STH is the sole limited partner of STP, with a limited partner interest of 99%; such limited partner interest is duly authorized by the STP Partnership Agreement and is validly issued, fully paid and non-assessable; STH to our knowledge beneficially owns such limited partner interest in STP free and clear, to our knowledge, of any security interest, lien, encumbrance or adverse claim;

      11. Shore is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware, with limited liability company power and authority to own or lease its properties and conduct its business as described in the Final Prospectus; all the outstanding member interests of Shore have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Partnership, free and clear, to our knowledge, of any security interests, lien, encumbrance or adverse claim.

      12. KS is the sole member of the General Partner and is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware, with limited liability company power and authority to own or lease its properties and conduct its business;

      13. The Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and, under the laws of the State of New York, constitutes a legal, valid and binding obligation of the Partnership enforceable against the Partnership in accordance with its terms. The Notes are in the form contemplated by the Indenture, have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will, under the laws of the State of New York, constitute legal, valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms;

      14. The Notes and the Indentures conform as to legal matters in all material respect to the descriptions thereof described in the Final Prospectus under the captions "Description of the Notes" and "Description of the Debt Securities";

      15. The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission; and any required filing of the Basic Prospectus and the Final Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

      16. The Agreement has been duly authorized, executed and delivered by each of the Partnership and the General Partner;

      17. Each of the Partnership Agreements has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of the parties thereto, enforceable against the parties thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the extent that rights to indemnity and contribution under the Partnership Agreements may be limited by federal or state securities laws or the public policy underlying such laws.

      18. Neither the offer, sale or delivery of the Notes by the Partnership, the execution or delivery of the Agreement, the Notes and the Indenture, nor performance by the Partnership and the General Partner of their obligations under the Agreement, the Notes and the Indenture constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which any of the Companies is bound that has been filed as an exhibit to the Registration Statement or to any Incorporated Document, or will result in the creation or imposition of any lien under the terms thereof upon any property or assets of any of the Companies, nor will any such action result in any violation of (a) the partnership agreement, certificate or articles of incorporation, bylaws, member agreement or other organizational documents of any of the Companies, as the case may be, (b) any statutory law, regulation or ruling (assuming compliance with all applicable state securities and Blue Sky laws), or (c) any judgment, injunction, order or decree of any court, governmental agency or arbitrator that is known to us to be applicable to any of the Companies or any of their respective properties;

      19. To our knowledge, except for the General Partner who has waived its rights, no holder of any interest in or security of the Partnership or any other person has any right to require registration of Partnership Units or other security of the Partnership because of the filing of the Registration Statement or consummation of the transactions contemplated by the Agreement;

      20. No consent, approval, authorization or waiver of, or notice to or filing with, or other action by, any governmental authority is required by any statutory law, regulation or ruling as a condition to the execution and delivery by the Partnership or the General Partner of the Agreement, or the performance by the Partnership or the General Partner of their obligations under the Agreement, except such as have been obtained under the Act and the Exchange Act (and except such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Notes by the Underwriters, as to which we express no opinion);

      21. The Registration Statement and the Final Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial data included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act; and each of the Incorporated Documents (except for the financial statements and the notes thereto and the schedules and other financial data included therein, as to which we express no opinion) complies as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder;

22. To our knowledge (a) other than as disclosed in the Final Prospectus (or any supplement thereto), there are no legal or governmental proceedings pending to which any of the Companies is a party or threatened against any of the Companies which are required to be disclosed in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto) and (b) there are no contracts or leases that are required to be described in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required, as the case may be; and

23. Each of the Partnership, the General Partner and the Operating Entities is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act or a "public utility company" or a "holding company,"or a "subsidiary company" of a "holding company,"or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company,"as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; none of the Partnership, the General Partner or any of the Operating Entities is subject to regulation under the Public Utility Holding Company Act of 1935, as amended.

      Although we have not undertaken, except as otherwise indicated in our opinion, to determine independently, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of any of the statements in the Registration Statement, we have participated in the preparation of the Registration Statement and the Final Prospectus, including review and discussion of the contents thereof (including review and discussion of the contents of all Incorporated Documents), and nothing has come to our attention that has caused us to believe that the Registration Statement (including the Incorporated Documents) at the time the Registration Statement became effective, or the Final Prospectus, as of its date and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Final Prospectus, as of its respective date, and as of the date hereof, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial data included in the Registration Statement or the Final Prospectus or any Incorporated Document).

      To our knowledge, there are no material legal or governmental proceedings pending or threatened against any of the Operating Entities, by or before the Federal Energy Regulatory Commission ("FERC") or on appeal from the FERC, except as set forth in or contemplated by the Final Prospectus.

                                    Very truly yours,

                                    Fulbright & Jaworski L.L.P.

                                    EXHIBIT B

                      FORM OF OPINION OF MICHAEL B. GLAZER

      (1) The Parent Partnership has been duly qualified as a foreign limited partnership for the transaction of business under the laws of the State of Texas, and to the knowledge of such counsel, such jurisdiction is the only jurisdiction in which the Parent Partnership owns or leases property, or conducts any business, so as to require qualification or registration to conduct business as a foreign limited partnership, and in which the failure so to qualify or register would be likely in the judgment of such counsel to subject it to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of the Parent Partnership and the Operating Entities considered as a whole or would be likely in the judgment of such counsel to subject the limited partners of the Partnership to any material liability or disability;

      (2) The Partnership has been duly qualified as a foreign limited partnership for the transaction of business under the laws of the States of Colorado, Iowa, Kansas, Nebraska, North Dakota, Oregon, South Dakota, Texas, Washington and Wyoming, and to the knowledge of such counsel, such jurisdictions are the only jurisdictions in which the Partnership owns or leases property, or conducts any business, so as to require qualification or registration to conduct business as a foreign limited partnership, and in which the failure so to qualify or register would be likely in the judgment of such counsel to subject it to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of the Parent Partnership, the Partnership and the Operating Entities considered as a whole or would be likely in the judgment of such counsel to subject the limited partners of the Parent Partnership or the Partnership to any material liability or disability;

      (3) STOP has been duly qualified as a foreign limited partnership for the transaction of business under the laws of the States of Alabama, Arizona, California, Florida, Georgia, Illinois, Indiana, Kansas, Louisiana, Maryland, Minnesota, New Mexico, Oklahoma, Texas, Virginia and Wisconsin and the District of Columbia, and to the knowledge of such counsel, such jurisdictions are the only jurisdictions in which STOP owns or leases property, or conducts any business, so as to require qualification or registration to conduct business as a foreign limited partnership, and in which the failure so to qualify or register would be likely in the judgment of such counsel to subject it to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of the Parent Partnership, the Partnership and the Operating Entities considered as a whole or would be likely in the judgment of such counsel to subject the limited partners of the Parent Partnership or the Partnership to any material liability or disability;

      (4) STP has been duly qualified as a foreign limited partnership for the transaction of business under the laws of the State of Texas, and to the knowledge of such counsel, such jurisdictions are the only jurisdictions in which STP owns or leases property, or conducts any business, so as to require qualification or registration to conduct business as a foreign limited partnership, and in which the failure so to qualify or register would be likely in the judgment of such counsel to subject it to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of the Parent Partnership, the Partnership and the Operating Entities considered as a whole or would be likely in the judgment of such counsel to subject the limited partners of the Parent Partnership or the Partnership to any material liability or disability;

      (5) The General Partner has been duly qualified or registered as a foreign limited liability company and is in good standing under the laws of the States of Colorado, Iowa, Kansas, Nebraska, North Dakota, Oregon, South Dakota, Texas, Washington and Wyoming, and to the knowledge of such counsel, such jurisdictions are the only jurisdictions in which the General Partner owns or leases property, or conducts any business, so as to require qualification or registration to conduct business as a foreign limited liability company, and in which the failure so to qualify or register would be likely in the judgment of such counsel to subject the General Partner to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of the General Partner or the Parent Partnership, the Partnership and the Operating Entities considered as a whole or would be likely in the judgment of such counsel to subject the limited partners of the Parent Partnership or the Partnership to any material liability or disability;

      (6) STS has been duly qualified or registered as a foreign corporation and is in good standing under the laws of the States of Alabama, Arizona, California, Florida, Georgia, Illinois, Indiana, Kansas, Louisiana, Maryland, Minnesota, New Mexico, Oklahoma, Texas, Virginia, Washington and Wisconsin and the District of Columbia, and to the knowledge of such counsel, such jurisdictions are the only jurisdictions in which STS owns or leases property, or conducts any business, so as to require qualification or registration to conduct business as a foreign corporation, and in which the failure so to qualify or register would be likely in the judgment of such counsel to subject STS to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of STS or the Parent Partnership, the Partnership and the Operating Entities considered as a whole or would be likely in the judgment of such counsel to subject the limited partners of the Parent Partnership or the Partnership to any material liability or disability;

      (7) STI has been duly qualified or registered as a foreign corporation and is in good standing under the laws of the State of Texas, and to the knowledge of such counsel, such jurisdiction is the only jurisdiction in which STI owns or leases property, or conducts any business, so as to require qualification or registration to conduct business as a foreign corporation, and in which the failure so to qualify or register would be likely in the judgment of such counsel to subject STI to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of STI or the Parent Partnership, the Partnership and the Operating Entities considered as a whole or would be likely in the judgment of such counsel to subject the limited partners of the Parent Partnership or the Partnership to any material liability or disability;

      (8) STH is not required to qualify or register as a foreign corporation under the laws of any jurisdiction;

      (9) STL has been duly qualified or registered as a foreign limited liability company and is in good standing under the laws of the State of New Jersey, and to the knowledge of such counsel, such jurisdiction is the only jurisdiction in which STL owns or leases property, or conducts any business, so as to require qualification or registration to conduct business as a foreign limited liability company, and in which the failure so to qualify or register would be likely in the judgment of such counsel to subject STL to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of STL or the Parent Partnership, the Partnership and the Operating Entities considered as a whole or would be likely in the judgment of such counsel to subject the limited partners of the Parent Partnership or the Partnership to any material liability or disability;

      (10) STC has been duly qualified or registered as a foreign limited liability company and is in good standing under the laws of the State of Illinois, and to the knowledge of such counsel, such jurisdiction is the only jurisdiction in which STC owns or leases property, or conducts any business, so as to require qualification or registration to conduct business as a foreign limited liability company, and in which the failure so to qualify or register would be likely in the judgment of such counsel to subject STC to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of STC or the Parent Partnership, the Partnership and the Operating Entities considered as a whole or would be likely in the judgment of such counsel to subject the limited partners of the Parent Partnership or the Partnership to any material liability or disability;

      (11) STK is a corporation duly organized and validly existing in good standing under the laws of the United Kingdom, with corporate power and authority to own or lease its properties and to conduct its business as described in the Final Prospectus; STK is not required to qualify or register as a foreign corporation under the laws of any jurisdiction;

      (12) STE is a corporation duly organized and validly existing in good standing under the laws of the United Kingdom, with corporate power and authority to own or lease its properties and to conduct its business as described in the Final Prospectus; STE is not required to qualify or register as a foreign corporation under the laws of any jurisdiction;

      (13) Shore has been duly qualified and registered as a foreign limited liability company and is in good standing under the laws of the State of Delaware, and to the knowledge of such counsel, such jurisdiction is the only jurisdiction in which Shore owns or leases property, or conducts any business, so as to require qualification or registration to conduct business as a foreign limited liability company, and in which the failure so to qualify or register would be likely, in the judgment of such counsel, to subject Shore to any liability or disability which is material to the financial condition, business, properties, net worth or results of operations of STL or the Parent Partnership, the Partnership and the Operating Entities considered as a whole or would be likely, in the judgment of such counsel, to subject the limited partners of the Parent Partnership or the Partnership to any material liability or disability; and

      (14) None of the Companies is in violation of its respective partnership agreement, certificate or articles of incorporation or bylaws, member agreement or other organizational documents, or to the knowledge of such counsel, is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, except as may be disclosed in the Prospectus, except for such defaults which, individually or in the aggregate, would not have a material adverse effect on the financial condition, business, properties, net worth or results of operations of the General Partner or the Parent Partnership, the Partnership and the Operating Entities considered as a whole.

                                   SCHEDULE I

                         KANEB PIPE LINE PARTNERS, L.P.

                  UNDERWRITER
                  -----------
        Banc of America Securities LLC......         75,000,000
        Salomon Smith Barney Inc............         75,000,000
        Sun Trust Capital Markets, Inc......         75,000,000
        Banc One Capital Markets, Inc.......         12,500,000
        Fleet Securities, Inc...............         12,500,000
                                                 ---------------
           Total............................        250,000,000
                                                 ===============